Exhibit 10.202

                     FOURTH AMENDMENT TO THE TRUST AGREEMENT
                             FOR THE CHARLES SCHWAB
                PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN


         The Trust Agreement for the Charles Schwab Profit Sharing and Employee Stock Ownership Plan ("Plan"), as amended, is hereby amended as follows, effective as of January 1, 1998:

         1. The name of the Trust is changed to: The Trust Agreement for the SchwabPlan Retirement Savings and Investment Plan.

         2. Section 5.05(f) is amended to read as follows:

                  Voting or proxy or other rights with respect to Employer Securities shall be disposed of as provided in this Section. With respect to Employer Securities that are allocated to Participants' Accounts, each Participant shall be entitled to direct the Purchasing Agent as to the manner in which such Employer Securities then allocated to his Account shall be voted. Such directions may be achieved through the use of proxy or similar statements delivered by the Purchasing Agent to the Participants with respect to the Employer Securities allocated to their Accounts. The Plan Administrator shall provide any information requested by the Purchasing Agent that is necessary or convenient in connection with obtaining and
                  preserving   the    confidentiality   of   the   Participants'
                  directions. Any allocated Employer Securities allocated to Participants' ESOP Accounts (as defined in the Plan) with respect to which Participants are entitled to issue directions pursuant to the foregoing and for which such directions are not received by the Purchasing Agent shall be voted in the same proportion as allocated Employer Securities for which such directions are received. Allocated Employer Securities for which such directions are not received by the Purchasing Agent (other than those allocated to Participants' ESOP Accounts) shall not be voted by the Purchasing Agent. All unallocated Employer Securities shall be voted by the Purchasing Agent in the same proportion as allocated Employer Securities are voted; provided that the Purchasing Agent shall follow any directions received from the Trustee (or from any fiduciary authorized to instruct the Trustee with respect to the voting of unallocated Employer Securities under the Trust Agreement) to vote such shares in a different manner.

                  With respect to Employer Securities allocated to Participant Accounts, each Participant may instruct the Purchasing Agent as to the manner in which to respond to any tender or exchange offer for all or any portion of such allocated Employer Securities. The Purchasing Agent shall tender or exchange Employer Securities only as and to the extent so instructed. If the Purchasing Agent does not receive instructions from a Participant regarding any tender or exchange offer for allocated Employer Securities, the Purchasing Agent shall have no discretion in such matter and shall not tender or exchange any such Employee Securities in response thereto. With respect to unallocated Employer Securities, the Purchasing Agent shall tender or exchange such allocated Employer Securities in proportion to the ratio that (A) the number of Employer Securities with respect to which Participant instructions in favor of the tender or exchange have been received bears to
                  (B) the number of Shares with respect to which Participant instructions for or against the tender or exchange have been received; provided that the Purchasing Agent shall follow any directions received from the Trustee (or from any fiduciary authorized to instruct the Trustee with respect to the tender or exchange of unallocated Employer Securities under the Trust Agreement) to tender or exchange such shares in a different manner.